EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into, effective as of May 15, 2007 (the “Effective Date”), between Intellect Neurosciences, Inc. (f/k/a/ GlobePan Resources, Inc.; the “Company”) and [                                           ] (the “Holder”).

RECITALS

A. The Company entered into an agreement and plan of merger on January 25, 2007 (the “Merger”) pursuant to which the Company’s wholly owned subsidiary was merged with and into Intellect Neurosciences, Inc., a privately held Delaware company (“Intellect”).

B. Prior to the Merger, the Holder was the holder of such number of shares of Series B Convertible Preferred Stock of Intellect (“Intellect Preferred Stock”) as set forth opposite the Holder’s name on Schedule A hereto. Pursuant to the Certificate of Incorporation of Intellect, as in effect prior to the Merger (“Intellect Charter”), such Intellect Preferred Stock had certain anti-dilution and other rights and privileges.

C. Pursuant to the Merger, each share of Intellect Preferred Stock issued and outstanding prior to the merger was converted into one share of the Company’s Common Stock. As a result, the Holder is the holder of such number of shares of the Company’s Common Stock as set forth opposite the Holder’s name on Schedule A hereto (“Holder Common Stock”).

D. The Company and the Holder have agreed, in order to provide the Holder with substantially the same rights he/she/it had as a holder of the Intellect Preferred Stock, that each share of Holder Common Stock issued to the Holder pursuant to the Merger shall be exchanged for the right to receive one-tenth (1/10) of a share of a new series of preferred stock of the company, to be designated as Series B Convertible Preferred Stock of the Company, $.001 par value per share (“New Preferred Stock”) having the rights and preferences set forth in a Certificate of Designation substantially in the form attached hereto as Exhibit A (“Certificate of Designation”).

E. The Holder wishes to exchange each share of his/her/its Holder Common Stock for one-tenth (1/10) of a share of New Preferred Stock, (the “New Shares”), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Exchange”).

F. In consideration of the premises and the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Exchange.

(a) On a date to be agreed upon between the Company and the Holder (but in no event later than the third business date after the date of this Agreement), the Holder will transfer and deliver (or cause to be transferred and delivered) to the Company certificates representing the Holder’s Intellect Preferred Stock, with appropriate transfer documents executed in blank to the Company covering (i) any and all of Holder’s rights in and to the Holder Intellect Preferred Stock and (ii) any and all of Holder’s rights in and to, and to receive, shares of Holder Common Stock (“Transfer Documents”). Such Transfer Documents shall in form and substance be reasonably acceptable to the Company.

(b) Upon receipt of (i) certificates representing the Holder’s Intellect Preferred Stock and (ii) the Transfer Documents, the Company will issue and deliver (or cause to be issued and delivered) to Holder the New Shares in the name of Holder, or in the name of a custodian or nominee of Holder, as requested by Holder prior to the date hereof, in exchange for the Holder Common Stock and any and all rights related thereto. The New Shares shall be delivered to each Holder’s address as set forth on Schedule A hereto.

(c) Effective upon Holder’s receipt of the New Shares, Holder irrevocably transfers any and all of Holder’s rights in and to, and to receive, shares of Holder Common Stock and waives any and all rights related to the Holder Common Stock.

2. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that

(a) If the Holder is a corporation, partnership, trust or other entity, (i) it is properly organized, validly existing and in good standing in its jurisdiction of organization; (ii) has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Exchange; (iii) has taken all corporate acts and other proceedings required to be taken by it to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange.

(b) The Holder, if an individual, is at least twenty-one (21) years of age and of sufficient legal capacity to execute this Agreement.

(c) This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

(d) Holder had, prior to the Merger, good and valid title to the Intellect Preferred Stock, free and clear of liens, claims and encumbrances; and has good and valid right to receive Holder Common Stock, free and clear of liens, claims and encumbrances.

(e) Upon delivery to the Company of any certificates representing the Intellect Preferred Stock and the Transfer Documents, Holder conveys to the Company good and valid title to the Holder Common Stock, free and clear of liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

(f) Holder acknowledges that (i) it has reviewed the Company’s filings with the Securities and Exchange Commission (the “SEC”) since September 9, 2005, and (ii) it understands that the rights and privileges of holders of the New Shares are substantially different from the rights the Holder has as a holder of the Holder Common Stock.

(g) Holder hereby acknowledges that the New Shares are being issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) thereof and are deemed restricted securities under such Act and will not be freely transferable by the Holder. Accordingly, all certificates representing the New Shares will bear a restrictive legend in substantially the form set forth on Schedule B hereto.

(h) Holder has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the Exchange and acquiring the New Shares in connection therewith and has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of the Exchange. The Holder is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act of 1933, as amended.

(i) Holder is not at present, and has not been during the preceding three months, an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144 pursuant to the Securities Act of 1933, as amended.

(j) In entering into this Agreement and the Exchange, the Holder acknowledges that it has acted and is acting for itself and not at the direction or instruction of any other person, including without limitation, the Company, and the Holder has not, is not and will not hold itself out as, an agent of the Company in connection with the Exchange or in connection with any subsequent sale of the New Shares.

(k) Holder confirms that the Company has not retained or authorized the Holder to act on its behalf in connection with the Exchange, and the Company has not paid or given, directly or indirectly, any commission or other remuneration, to Holder, for soliciting the acquisition of any of the Holder Common Stock or the Exchange.

(l) Holder is a resident of the state set forth opposite the Holder’s name on Schedule A hereto for purposes of securities laws applicable to the Exchange and intends that such state’s securities laws of that state alone together shall govern the Exchange.

(m) Holder consents or has consented to the Merger and has not in connection with the Merger exercised any appraisal rights the Holder may have or have had pursuant to Section 262 of the Delaware General Corporation Law.

3. Representations, Warranties and Agreements of the Company. The Company hereby represents and warrants to the Holder and agrees as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Exchange. All corporate acts and other proceedings required to be taken by the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the Exchange have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b) The Company shall file with the Secretary of State of the State of Delaware the Certificate of Designations in substantially the form attached hereto as Exhibit A.

(c) Based in part on the representations of the Holder contained herein, the Company hereby represents that (i) the issuance of the New Shares is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) thereof, and (ii) when issued in accordance with this Agreement, the New Shares will be (A) duly authorized and validly issued, fully-paid, non-assessable shares of the Company’s Series B Preferred Stock, and (B) bear a restrictive legend as set forth on Schedule B hereto.

(d) The Company has not retained or authorized the Holder to act on the Company’s behalf in connection with the Exchange, and no broker, investment banker, finder or other person has been retained by or authorized to act on behalf of the Company in connection with the Exchange, and the Company has not paid or given, directly or indirectly, any commission or other remuneration, to any person, for soliciting the acquisition of the Holder Common Stock or the Exchange.

4. Registration Rights.

(a) The Company hereby grants the following registration rights to holders of Series B Preferred Stock. If the Company at any time proposes to register any of its securities under the Securities Act of 1933 for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Common Stock held by or purchaseable by Holder (the “Registrable Securities”) for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the Holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the Holder of such Registrable Securities (the “Seller” or “Sellers”). Unless instructed in writing to the contrary, the Holder hereby automatically exercises the registration rights granted in this Section 4. The Seller is hereby given the same rights and benefits as any other party identified in such registration. The Company shall prosecute any such registration statement to effectiveness as promptly as reasonably practicable. The expenses of any such registration, other than underwriter’s discounts or selling commissions, shall be borne by the Company. In the event that any registration pursuant to this Section 4 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 4 without thereby incurring any liability to the Seller due to such withdrawal or delay.

(b) In addition to the rights set forth in paragraph (a) of this Section 4, Holders under this Agreement and agreements of like tenor holding at least 50% of all Registrable Securities hereunder and thereunder may, on any one occasion beginning 180 days after the date of this Agreement, if the Registrable Securities are not then included in a registration statement filed or proposed to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, demand that a registration statement be filed covering such Registrable Securities and any other Registrable Securities hereunder and under agreements of like tenor the Holders of which, upon 15 days’ written notice from the Company, request such inclusion. Thereafter, within 60 days after such demand, the Company shall file a registration statement covering the Registrable Securities requested to be included therein and shall prosecute such registration statement to effectiveness as promptly as reasonably practicable. The Company shall bear the expenses of such registration other than underwriter’s discounts or selling commissions, if any.

5. Information Provided in Connection with the Exchange. Other than with respect to this Agreement, the Company confirms that it has not provided Holder or its counsel with any information that constitutes or might constitute material, nonpublic information. The Company acknowledges and agrees that Holder neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement. The Company understands and confirms that Holder will rely on the Company’s representations set forth in Section 3 in effecting the Exchange.

6. Confidentiality. Neither the Company nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled to make a press release regarding the Exchange and thereafter the Company shall be entitled to make other public disclosure with respect to the Exchange (i) as is required by law and regulations, or (ii) to explain the Company’s reasons for and business analysis behind Exchange and the impact of the Exchange on the Company’s business.

7. Company Acknowledgement. Anything in this Agreement or any other document to the contrary notwithstanding, it is understood acknowledged and agreed by the Company that:

a. Nothing contained herein, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder are in any way acting in concert or as a group with respect to securities of the Company or the transactions contemplated hereby.

b. Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

c. The Holder’s holding period for the New Shares for purposes of Rule 144 promulgated by the SEC pursuant to the Securities Act of 1933, as amended, shall be deemed to have commenced on the date of the Merger.

8. Notices. All notices and other communications under this Agreement, including any notices with respect to the transfer of the New Shares, shall be in writing and shall be deemed given when (a) delivered personally, (b) one business day after being delivered to a nationally recognized overnight courier or (c) when sent by facsimile (with confirmation of transmission received by the sender) to the parties at the addresses (or at such other address as shall be specified by like notice):

If to the Company:

Intellect Neurosciences, Inc.
7 West 18th Street
New York, NY 10011
Attention:	Elliot Maza, President and
Chief Financial Officer
Facsimile No.: 212-448-9600

If to the Holder:

[ Insert Address]

9. Amendment. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by the party against which the enforcement of such amendment, supplement, waiver or modification is sought.

10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Each party hereto waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

11. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as a delivery of a manually executed counterpart of this Agreement.

12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

13. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or the Holder without the prior written consent of the other.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

INTELLECT NEUROSCIENCES, INC.

_________________________________
By:    Elliot Maza
Title: President & Chief Financial Officer

HOLDER:

[                                                               ]

By: _______________________
       Name:
       Title:

SCHEDULE A

Name	Intellect Preferred Stock	Holder Common Stock	New Preferred Stock
Longview Fund LP	1,296,508	1,296,508	129,651
Longview Equity Fund LP	107,556	107,556	10,756
Longview International	46,095	46,095	4,610
Bindseil, Edwin	62,556	62,556	6,256
Giamanco, Joseph	117,000	117,000	11,700
Lowlicht, Joan	28,571	28,571	2,857
Alpha Capital Aktieugesellschaft	585,580	585,580	58,558
Platinum Partners Long Term Growth III	571,429	571,429	57,143
Dara Fielding IRA	57,142	57,142	5,714
Block, Ira	2,857	2,857	286
Blech, Benjamin	28,571	28,571	2,857
Green, Russell	7,143	7,143	714
Barros, Arnaldo	57,143	57,143	5,714
Winfield, John V.	285,714	285,714	28,571
Greenfield, Moshe	57,143	57,143	5,714
Double U Master Fund LP	285,714	285,714	28,571
Swetnick, Robert N.	10,000	10,000	1,000
Dandridge III, Victor M.	57,143	57,143	5,714
Posner, Stephen J.	21,429	21,429	2,143
Hanley, Timothy & Monica	57,143	57,143	5,714
Low, Nathan A.	85,714	85,714	8,571
Low, Ruth	57,143	57,143	5,714
The Low Family Trust	57,143	57,143	5,714
Chambers, Charles W.	28,571	28,571	2,857
YorkProp Limited	28,571	28,571	2,857
Capela Overseas Ltd	142,857	142,857	14,286
Dawson, Christopher	6,857	6,857	686
Kajmowicz, Larry	6,857	6,857	686
Aievoli, Richard	28,571	28,571	2,857
Baumbach, Thomas C.	28,571	28,571	2,857
Nathanson, Robin	11,429	11,429	1,143
Kristal Investitioaen AG	28,971	28,971	2,897
Zalk, Laurence	57,142	57,142	5,714
Ellis International	142,857	142,857	14,286
Blech, Ari	14,286	14,286	1,429
O'Connor, Frances G	15,000	15,000	1,500
Menolascino, Shelly Marie	4,400	4,400	440
Shelly Marie Menolascino, IRA	5,714	5,714	571
Iroquois Master Fund	100,000	100,000	10,000
Total	4,593,091	4,593,091	459,309

SCHEDULE B

RESTRICTIVE LEGEND

"These shares have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933."

EXHIBIT A

CERTIFICATE OF DESIGNATIONS

See attached.